UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2006

FORMFACTOR, INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-50307	13-3711155
(Commission File Number)	(IRS Employer Identification No.)

7005 Southfront Road, Livermore, CA	94551
(Address of principal executive offices)	(Zip Code)

(925) 290-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry into a Material Definitive Agreement.

On May 18, 2006, the Board of Directors of FormFactor, Inc. approved increases in the compensation of its independent directors. The Board approved (i) a Board chairperson annual retainer of $25,000, (ii) an Audit Committee chairperson annual retainer of $10,000, (iii) a fee of $2,000 for each Board meeting attended, whether in person or telephonically, and (iv) initial and succeeding option grants of 15,000 shares of FormFactor’s common stock. The approved compensation for independent directors, which is effective as of fiscal 2006, compared to the compensation for independent directors in fiscal 2005 is set forth in the table below.

ELEMENT	APPROVED COMPENSATION	FISCAL 2005 COMPENSATION
Director Annual Retainer	$20,000	$20,000
Chairperson Annual Retainer	$25,000 for Board chairperson $10,000 for Audit Committee chairperson $5,000 for other committee chairpersons	$15,000 for Board chairperson $5,000 for each committee chairperson
Board Meeting Fee	$2,000 per meeting, whether attended in person or telephonically	$2,000 per meeting attended in person $1,000 per meeting attended telephonically
Committee Meeting Fee	$1,000 per meeting	$1,000 per meeting
Stock Option	Grant of 15,000 shares when join Board Grant of 15,000 shares each year thereafter Grants made under 2002 Equity Incentive Plan	Grant of 12,500 shares when join Board Grant of 12,500 shares each year thereafter Grants made under 2002 Equity Incentive Plan

FormFactor’s non-independent directors do not receive compensation for their services as directors. All of FormFactor’s directors, including its independent directors, are also reimbursed for their reasonable expenses in attending Board and Board committee meetings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2006	FORMFACTOR, INC.

	By:	/s/ STUART LOWELL MERKADEAU
Stuart Lowell Merkadeau
Senior Vice President,
General Counsel and Secretary